SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549



                                 FORM 8-K


                              CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of report (Date of earliest event reported):  March 19, 1998



                   HEALTHCARE INVESTORS OF AMERICA, INC.
                   -------------------------------------
          (Exact name of registrant as specified in its charter)


    Maryland                  33-11863                   86-0576027
---------------------------------------------------------------------
(State or other              (Commission               (IRS Employer
jurisdiction of                 File                   Identification
incorporation)                 Number)                     Number)


           2990 N. Swan Road, Suite 228, Tucson, Arizona  85712
           ----------------------------------------------------
           (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code:  (520) 326-2000



         75 South Church Street, Pittsfield, Massachusetts  01201
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
(a)(1)

     (i)  On March 19, 1998, Healthcare Investors of America,
          Inc. (the "Trust") dismissed Arthur Andersen LLP
          ("Arthur Andersen") as its independent accountants.

     (ii) The 1996 Independent Auditor's Report issued by Arthur Andersen was modified as follows: "The accompanying financial statements have been prepared assuming that the Trust will continue as a going concern. As discussed in Note 1 to the financial statements, the accumulation of losses, the carrying costs of unleased assets and the current maturity of all of the Trust's notes payable raise a substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in
          Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

          The 1995 Independent Auditor's Report issued by LaVoie, Clark, Charvoz & May ("LCC&M"), the independent accountants for the Trust in 1995 and previous years, was modified as follows: "The accompanying financial statements have been prepared assuming that the Trust will continue as a going concern. As discussed in Note 1 to the financial statements, the accumulated recurring operating losses, the carrying costs of unleased assets and the current maturity of all of the Trust's notes payable raise a substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

   (iii) The decision to change accountants was approved by the Board of Directors.

     (iv) (A) With respect to Arthur Andersen, during the fiscal year of the Trust ended December 31, 1996, and for the interim period from December 31, 1996 through March 19, 1998, there were no disagreements between Arthur Andersen and the Trust for the respective applicable periods, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the accountant's satisfaction, would have caused the accountant to make reference to the subject matter of the disagreement in connection with the report of such accountant.

               With respect to LCC&M, during the fiscal year ended December 31, 1995, there were no disagreements between LCC&M and the Trust, for the applicable period, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the accountant's satisfaction, would have caused such accountant to make reference to the subject matter of the disagreement in connection with the report of such accountant.

     (iv) (B)  Not applicable

     (iv) (C)  Not applicable

     (iv) (D)  Not applicable

     (iv) (E)  Not applicable

(a)(2) The Trust has engaged LaVoie, Clark, Charvoz & May as the auditor for the year ending December 31, 1997.

     (i) and (ii)   Not applicable


ITEM 5.   OTHER EVENTS

(a)  RESIGNATION OF DIRECTORS AND OFFICERS
     -------------------------------------

     Pursuant to separate letters of resignation, each dated March 2, 1998, Thomas M. Clarke resigned as President, Chief Executive Officer and Director of the Trust; Linda M. Clarke resigned as Secretary of the Trust; John F. Lunt resigned as Director of the Trust; and David Fancher resigned as Chief Financial Officer of the Trust. The remaining members of the Board of Directors, Messrs. Grady P. Hunter, F. Dale Markham and Charles E. Trefzger voted to accept the resignations on March 19, 1998 at a meeting of the Board of Directors. As a result, two vacancies in the Board of Directors exist.

     At the same meeting of the Board of Directors, Mr. Markham was selected to serve as Chairman, President and Chief Financial
Officer of the Trust with Joan M. Zeller to serve as Secretary of the Trust.

     In connection with the accepted resignations, the Board of Directors also voted to terminate the contract with the advisor of the Trust, Lenox Healthcare Capital Services, LLC ("Lenox"). In its place the Board has voted to enter into a two year contract effective March 1, 1998 with Harbor American Capital Group ("Harbor American"), a California partnership, the general partner of which is Heritage Advisory Corporation ("Heritage"). Harbor American was the former advisor to the Trust prior to the selection in December 1996 of Messrs. Clarke and others as new Directors of the Trust. James R. Sellers is the President and sole stockholder of Heritage. Both Harbor American and Heritage presently are members of Lenox and have indicated their respective intents to resign from Lenox. Neither of such entities was the managing member of Lenox.

     In connection with the resignations, Mr. Clarke submitted a letter (the "Clarke Letter") dated March 4, 1998 to Mr. Markham stating that Mr. Sellers had engaged in discussions with respect to the receipt of a formal proposal for the sale of the Bayshore Convalescent Center ("Bayshore") in Miami, Florida to the facility manager of the facility. Mr. Clarke stated that these actions are inconsistent with discussions held during the February 10, 1998 Board of Directors meeting of the Trust with respect to terminating the facility manager for blatant violations of a certain Management Agreement dated May 1, 1993. Mr. Clarke stated that such actions indicated, among other things, a lack of confidence in Lenox's ability to consummate acquisitions and provide financing to the Trust. Mr. Clarke did not specifically request that this explanation for his resignation be included in this Form 8-K.

     Mr. Markham, in a letter dated March 26, 1998 to Mr. Clarke, stated, among other things, that the reasons set forth in the Clarke Letter seemed without merit and did not reflect the facts. Other principals of the Trust agreed that the contents of the Clarke Letter were not reflective of the facts. Mr. Markham also noted that discussions involving Mr. Clarke had occurred in connection with the unsuccessful attempts of the facility manager to reach Mr. Clarke regarding the person to whom the facility manager should submit his unsolicited offer to purchase Bayshore. Mr. Markham advised that as a result of this inability to contact Mr. Clarke, the facility manager talked with Mr. Sellers as a member of the then Trust advisor regarding this offer to purchase.

(b)  LITIGATION
     ----------

     On March 11, 1998, John W. Madagan, Sr., d/b/a Sundance
Realty Advisors filed an action in the Commonwealth of

Massachusetts District Court Department, Pittsfield Division entitled John W. Madagan, Sr., d/b/a Sundance Realty Advisors v.
         -------------------------------------------------------
Lenox Healthcare, Inc. and Healthcare Investors of America, Inc.
----------------------------------------------------------------
in Civil Action No. 9827-CV-0199. This suit alleges that Lenox Healthcare, Inc. ("Lenox Healthcare") and the Trust owe compensation in the amount of $50,000 to Sundance Realty Advisors ("Sundance") as a result of John W. Madagan, Sr. ("Madagan") having introduced Lenox Healthcare and the Trust to one another. This allegation is pursuant to a letter attached to the Complaint dated November 8, 1996. Additional correspondence in 1997 is alleged to have been sent by Lenox Healthcare indicating the Trust's commitment to the compensation to Madagan for services performed, at which time an alleged good faith partial payment to Sundance in the amount of $4,970 was paid. The Complaint alleges joint and several liability for both Defendants for the unpaid amounts, interest thereon plus attorneys fees, disbursements, expenses and litigation and collection costs. To date, the Trust has not responded to this Complaint. Although the Trust intends to defend the allegations, at this time the Trust is not in a position to comment upon the possible outcome of this litigation or as to the loss or range of loss, if any, in connection therewith.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Not applicable

     (b)  Not applicable

     (c)  Exhibits.

          Exhibit 16     -    Letter on Change in Certifying
                              Accountant

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 26, 1998     HEALTHCARE INVESTORS OF AMERICA, INC.



                              By: /s/ F. Dale Markham
                                 -------------------------------
                                   F. Dale Markham, President
                                   and Chief Financial Officer

                                                       EXHIBIT 16


                       ARTHUR ANDERSEN LLP
                  CERTIFIED PUBLIC ACCOUNTANTS
                  424 Church Street, Suite 1000
                   Nashville, Tennessee  37219
                         (615) 726-6000
                   Facsimile:  (615) 725-5272



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549



Gentlemen:

We have read paragraph (i), the first paragraph of (ii), and the first paragraph of (iv)(A) of Item 4(a)(1) of Form 8-K dated March 26, 1998 of Healthcare Investors of America, Inc. to be filed with the Securities and Exchange Commission and are in agreement.

As a point of clarification, our firm has not been consulted in the preparation of any of the interim filings with the Commission during or related to the fiscal year ended December 31, 1997, nor has it read or reviewed those filings. Accordingly, our concurrence with the disclosures in the above-referenced Form 8-K should not be construed as our agreement with the presentations, disclosures or underlying accounting principles or practices that were utilized in the preparation of those interim filings.

Sincerely,


/s/ Arthur Andersen LLP

March 26, 1998